As Filed with the Securities and Exchange Commission on October 17, 2007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 17, 2007 (October 11, 2007)
MONSANTO COMPANY
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16167	43-1878297
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
800 North Lindbergh Boulevard
St. Louis, Missouri 63167
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (314) 694-1000
Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d.-2(b))

☐	Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Restricted Stock Unit Grants.
On October 11, 2007, Monsanto Company’s People and Compensation Committee (the “Committee”) granted Restricted Stock Units (“Units”) to certain Executive Officers of the Company under the Monsanto Company 2005 Long-Term Incentive Plan, as amended (the “2005 LTIP”), including Dr. Fraley (25,000 Units) and Mr. Casale (20,000 Units).
Terms and Conditions of Restricted Stock Units.
A copy of the form of terms and conditions of the Units is included as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.
Each Unit represents the right to receive one share of Monsanto Company common stock, to be delivered upon vesting.
•	Vesting of Units is generally conditioned upon:

(1) achievement of the Internal Revenue Code (“Code”) Section 162(m) performance goal that Monsanto must have Net Income greater than zero for the September 1, 2007 through August 31, 2010 performance period. “Net Income” means gross profit (i) minus (A) sales, general and administrative expenses, (B) research and development expense, (C) amortization, (D) net interest expense, and (E) income taxes and (ii) plus or minus other income and expense; all as reported in the Company’s financial statements; but excluding positive or negative effects of (I) restructuring charges and reversals, (II) the outcome of lawsuits, (III) research and development write-offs on acquisitions, (IV) impact of liabilities, expenses or settlements related to Solutia, Inc. or agreements associated with a Solutia, Inc. plan of reorganization, (V) unbudgeted business sales and divestitures; and (VI) the cumulative effects of changes in accounting methodology made after August 31, 2007, and

(2) the participant’s continued employment through December 15, 2010 (the “service period”).

•	In the event of a Change of Control of the Company (as that term is defined in the 2005 LTIP), all Units vest and are settled upon the Change of Control, regardless of whether the performance goal is met.
After the end of the three-year performance period, the Committee will determine whether the Code Section 162(m) performance goal has been met. If the Code Section 162(m) performance goal is not met, then the Units will be forfeited effective as of August 31, 2010. If the Code Section 162(m) performance goal is met, the Units will vest on December 15, 2010 and the participant will receive the number of shares of Monsanto Company common stock equal to the number of Units granted. In addition, the participant will receive a cash payment equal to the value of the cash dividends the participant would have been paid with respect to the number of shares received had the participant owned the shares at all times during the Service Period.
If the participant incurs an involuntary termination of employment before December 15, 2010 without cause, or a termination of employment due to the officer’s death or disability, he or she would vest in a pro-rata portion of Units, if the performance goal is met. If the performance goal is not met, or if the participant should terminate for any other reason before December 15, 2010, all Units are forfeited as of the date of termination.
Certain Monsanto Company “Specified Executive Officers” are subject to the Monsanto Company Recoupment Policy, including Dr. Fraley and Mr. Casale. Units granted to each of these Specified Executive Officers are subject to the Recoupment Policy.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits. The following document is filed as an exhibit to this report:
Exhibit 10.1	Form of Terms and Conditions of Restricted Stock Units Grant Under the Monsanto Company 2005 Long-Term Incentive Plan, as approved by the People and Compensation Committee of the Board of Directors by executed unanimous written consent on October 11, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: October 17, 2007

MONSANTO COMPANY
By:	/s/ Christopher A. Martin
	Name:	Christopher A. Martin
	Title:	Assistant Secretary

Exhibit Index

Exhibit Number	Description of Exhibit

Exhibit 10.1	Form of Terms and Conditions of Restricted Stock Units Grant Under the Monsanto Company 2005 Long-Term Incentive Plan, as approved by the People and Compensation Committee of the Board of Directors by executed unanimous written consent on October 11, 2007.

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